Exhibit 10.35

FIRST AMENDMENT

TO

STOCK PURCHASE, CONTRIBUTION, AND EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO THE STOCK PURCHASE, CONTRIBUTION, AND EXCHANGE AGREEMENT (this “First Amendment”), dated as of December 7, 2004, by and among ATS ACQUISITION HOLDING CO., a Delaware corporation (the “Company”), XPRESS HOLDINGS, INC., a Nevada corporation (“Investor”), and the undersigned Management Stockholder amends the Stock Purchase, Contribution, and Exchange Agreement (the “Agreement”), dated as of October 21, 2004, among the Company, Investor, and the Management Stockholders identified in the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Agreement provides for the purchase by Investor of sixty-three thousand three hundred ten (63,310) shares of Common Stock for the aggregate purchase price of Six Million Two Hundred Fifteen Thousand Seven Hundred Seventy-Five and 80/100 Dollars;

WHEREAS, the Agreement also provides for the issuance to the Management Stockholders of sixty-five thousand eight hundred ninety-four (65,894) shares of Common Stock in exchange for the contribution to the Company of an aggregate of one hundred thirty-one thousand seven hundred eighty-eight (131,788) Arnold Membership Interests;

WHEREAS, each of the foregoing assumed a valuation of the Arnold Membership Interests of Forty-Nine and 09/100 Dollars ($49.09) per Arnold Membership Interest;

WHEREAS, in connection with the amendment of the Arnold Purchase Agreement, the valuation of Arnold Membership Interests has been modified to be Forty-Nine and 08/100 Dollars ($49.08) per Arnold Membership Interest;

WHEREAS, the parties to the Agreement now desire to enter into this First Amendment to modify the number of shares of Common Stock purchased by Investor and the number of shares of Common Stock issued to the Management Stockholders in exchange for Arnold Membership Interests in order to reflect the modified valuation;

WHEREAS, the undersigned Management Stockholder will own a majority of the shares of Common Stock to be issued to all Management Stockholders under the Agreement and has the authority under Section 8.8 of the Agreement to amend the Agreement on behalf of all Management Stockholders.

NOW, THEREFORE, in consideration of the agreements, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.

Section 2.1 of the Agreement is hereby amended (a) to change the number of shares of Common Stock to be issued to Investor to sixty-three thousand three hundred sixty (63,360), and (b) to change the Investor Purchase Price to Six Million Two Hundred Nineteen Thousand Four Hundred Seventeen and 60/100 Dollars ($6,219,417.60).

2.

Section 3.1 of the Agreement is hereby amended to change the aggregate number of shares of Common Stock to be issued to the Management Stockholders to sixty-five thousand nine hundred forty-six (65,946).

3.	Schedule A to the Agreement is hereby amended and restated in its entirety as provided in Schedule A to this First Amendment.

4.

The parties hereto hereby waive the requirement of Section 1.2 of the Agreement that all conditions precedent to the Agreement be satisfied by November 30, 2004, and agree that the Agreement shall remain in effect until December 31, 2004.

5.	Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and are fully binding upon and enforceable against the parties hereto.

6.	This Amendment may not be amended or modified except by a written agreement signed by the parties hereto.

7.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflicts of law principles thereof.

8.

This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatories to the same counterpart.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

ATS ACQUISITION HOLDING CO.

By:  /s/ Michael S. Walters

Name: Michael S. Walters

Title: President and Chief Executive Officer

XPRESS HOLDINGS, INC.

By:           /s/Rebecca Howell

Name:       Rebecca Howell

Title:	Secretary & Treasurer

MICHAEL S. WALTERS

                  /s/ Michael S. Walters

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